November 9, 2005


IVI Communications, Inc.
6171 W. Century Blvd., Suite 130
Los Angeles, California 90045

         Re:   IVI COMMUNICATIONS, INC.
               Registration Statement on Form S-8
               2,000,000 shares of Common Stock
               Issuable pursuant to Mergers and Acquisitions Advisory Agreement

Gentlepersons:

         We are counsel to IVI Communications, Inc., a Nevada corporation (the "Company"). We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 2,000,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock") issuable pursuant to the terms and conditions of certain Mergers and Acquisitions Advisory Agreement (the "Agreement").

         In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than Nevada and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

         Based on and subject to the foregoing, we are of the opinion that the Common Stock, when issued pursuant to the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable shares of Common Stock. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.






                                                     Very truly yours,


                                                /s/  SILICON VALLEY LAW GROUP
                                                     SILICON VALLEY LAW GROUP